                                                                   EXHIBIT 21.1



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

       SUBSIDIARIES                             STATE OF INCORPORATION
       ------------                             ----------------------

Florida Panthers Hockey Club, Inc.                      Florida

Arena Development Company, Inc.                         Florida

Arena Operating Company, Inc.                           Florida

Decoma Investment, Inc. I                               Texas

Decoma Investment, Inc. II                              Texas


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